UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1)

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement	☒	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

ADHERA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On June 27, 2022, Adhera Therapeutics, Inc. (“Adhera” or the “Company”) filed with the Securities and Exchange Commission its definitive proxy statement (the “Proxy Statement”) for the 2022 Annual Meeting of Stockholders to be held 10:00 am, Eastern Time on August 18, 2022 (the “Annual Meeting”). The purpose of this Amendment No. 1 to the Proxy Statement (this “Amendment”) is to correct and clarify certain information stated in the Proxy Statement relating to the outstanding shares of common stock and voting power as of June 24, 2022, the record date of the Annual Meeting. Specifically, the Proxy Statement (i) listed the incorrect number of shares of common stock outstanding and entitled to vote, and (ii) did not reflect that outstanding shares of preferred stock are entitled to vote on an as converted basis at the Annual Meeting and identify the number of such votes.

To rectify the above, this Amendment hereby revises the disclosure in the Proxy Statement appearing on page 4 under the subheading “Who is entitled to vote?” with the following disclosure. To highlight the changes, we have included the added language below in bolded font.

“Who is entitled to vote?

Our Board has fixed the close of business on June 24, 2022 as the record date for a determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the record date, there were 63,127,450 shares of common stock, par value $0.006 per share, issued, outstanding and entitled to vote. This amount gives effect to recent conversions of our former Series E Convertible Preferred Stock (the “Series E”) and Series F Convertible Preferred Stock (the “Series F”) into a total of 45,368,644 shares of common stock, which assumes no former holders of such series of preferred stock beneficially own shares of common stock in street name which would cause a holder to be the beneficial owner of over 4.99% of our outstanding common stock after giving effect to the conversions. If that occurs as to any such holders, the number of shares of common stock outstanding and entitled to vote will be reduced accordingly. Additionally, the number does not include 3,533,479 shares of common stock underlying shares of Series E which are not being recognized as issued and outstanding because of the 4.99% beneficial ownership limitation applicable to two holders of the Series E, and as a result 267 shares of Series E are deemed to be still outstanding. Each share of Adhera common stock represents one vote that may be voted on each matter that may come before the Annual Meeting.

As of the record date, the Company had issued and outstanding 140 shares preferred stock that is entitled to vote consisting of 100 shares of Series C Convertible Preferred Stock, (“Series C”) which are entitled to a total of 66,667 votes and 40 shares of Series D Convertible Preferred Stock which are entitled to a total of 50,000 votes, (“Series D”, and together with the Series C, the “Preferred Stock”). The holders of preferred stock are entitled to vote on all matters submitted to stockholders of the Company and are entitled to the number of votes for each share of preferred stock owned as of the record date equal to the number of shares of Common Stock into which such shares of preferred stock are convertible into at such time, subject to the limitation on the beneficial ownership set forth in the Certificates of Designation of Preferred Stock of 4.99% or 9.99%, to the extent the 4.99% limitation has been waived by the holder.

The foregoing common stock and preferred stock combine for a total of 63,244,117 votes entitled to vote at the Annual Meeting, after giving effect to limitations on voting resulting from beneficial ownership limitations.”

This Amendment also amends the Proxy Statement by updating the numbers of shares of common stock and description of outstanding securities appearing on pages 16 and 20 of the Proxy Statement to reflect the foregoing changes to the disclosure.